Exhibit 99.1

Morgan Stanley Direct Lending Fund Announces December 31, 2025 Financial Results and Declares First Quarter 2026 Regular Dividend of $0.45 per Share

NEW YORK, NY, February 26, 2026 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) (“MSDL” or the “Company”), a business development company externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), today announced its financial results for the fourth quarter and fiscal year ended December 31, 2025.

QUARTERLY HIGHLIGHTS

•	Net investment income of $42.4 million, or $0.49 per share, as compared to $43.7 million, or $0.50 per share, for the quarter ended September 30, 2025;

•	Net asset value of $20.26 per share, as compared to $20.41 as of September 30, 2025;

•	Debt-to-equity was 1.20x as of December 31, 2025, as compared to 1.17x as of September 30, 2025;

•	New investment commitments of $146.5 million (net of any syndications), fundings of $163.8 million and sales and repayments of $162.6 million, resulting in net funded deployment of $1.2 million;

•	The Company’s Board of Directors (the “Board”) declared a regular dividend of $0.50 per share to shareholders of record as of December 31, 2025; and

•

Subsequent to quarter end, the Company launched Capstone Lending LLC, a joint venture (“JV”) with an institutional partner (the “JV Partner”) with a substantially similar investment strategy as the Company. The Company and the JV Partner each agreed to contribute up to $200.0 million and $50.0 million, respectively, to the JV. Following the initial contribution in February 2026, approximately 47% of the Company’s and JV Partner’s respective total capital commitments were called.

SELECTED FINANCIAL HIGHLIGHTS

	For the Quarter Ended
($ in thousands, except per share information)	December 31, 2025	September 30, 2025
Net investment income per share	$0.49	$0.50
Net realized and unrealized gains (losses) per share[1]	($0.16)	($0.18)
Earnings per share	$0.33	$0.32
Regular dividend per share	$0.50	$0.50

[1] Amount shown may not correspond for the period as it may include the effect of the timing of the distribution, shares repurchased and the issuance of common stock.

	As of
($ in thousands, except per share information)	December 31, 2025	September 30, 2025
Investments, at fair value	$3,771,546	$3,775,797
Total debt outstanding, at principal	$2,093,153	$2,078,120
Net assets	$1,748,089	$1,771,611
Net asset value per share	$20.26	$20.41
Debt to equity	1.20x	1.17x
Net debt to equity	1.14x	1.13x

RESULTS OF OPERATIONS

Total investment income for the quarter ended December 31, 2025 was $96.6 million, compared to $99.7 million for the quarter ended September 30, 2025. The decrease was primarily driven by lower base rates partially offset by repayment related income.

Total net expenses for the quarter ended December 31, 2025 were $54.2 million, compared to $56.0 million for the quarter ended September 30, 2025. The decrease was primarily driven by a reduction in our incentive fee earned due to our incentive fee cap.

Net investment income for the quarter ended December 31, 2025 was $42.4 million, or $0.49 per share, compared to $43.7 million, or $0.50 per share, for the quarter ended September 30, 2025.

For the quarter ended December 31, 2025, net change in unrealized depreciation was $5.6 million and net realized losses were $8.1 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2025, the Company’s investment portfolio had a fair value of approximately $3.8 billion, comprised of 227 portfolio companies across 35 industries, with an average investment size of $16.6 million, or 0.4% of our total portfolio on a fair value basis. The composition of the Company’s investments was the following:

	December 31, 2025			September 30, 2025
($ in thousands)	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$3,686,118	$3,631,498	96.2%	$3,686,876	$3,638,914	96.3%
Second Lien Debt	83,428	75,210	2.0	82,757	72,101	1.9
Other Debt Investments	11,857	10,114	0.3	11,566	9,954	0.3
Equity	57,636	54,724	1.5	56,523	54,828	1.5

Total	$3,839,039	$3,771,546	100.0%	$3,837,722	$3,775,797	100.0%

Investment activity was as follows:

Investment Activity:	Year Ended December 31, 2025	Three Months Ended December 31, 2025	Three Months Ended September 30, 2025
New investment commitments, at par	$711,948	$146,477	$183,049
Investment fundings	$771,395	$163,792	$197,953
Number of new investment commitments in portfolio companies	44	17	9
Number of portfolio companies exited or fully repaid	25	8	5

Total weighted average yield of investments in debt securities at amortized cost and fair value was 9.3% and 9.5%, respectively, as of December 31, 2025, compared to 9.7% and 9.9%, respectively, as of September 30, 2025. Floating rate debt investments as a percentage of total portfolio on a fair value basis was 99.6% as of December 31, 2025, unchanged compared to September 30, 2025. As of December 31, 2025, certain investments in four portfolio companies were on non-accrual status, representing approximately 1.6% of total investments at amortized cost.

CAPITAL AND LIQUIDITY

As of December 31, 2025, the Company had total principal debt outstanding of $2,093.2 million, including $351.0 million outstanding in the Company’s BNP funding facility, $308.2 million outstanding in the Company’s Truist credit facility, $425.0 million outstanding in the Company’s senior unsecured notes due February 2027, $350.0 million outstanding in the Company’s senior unsecured notes due May 2029, $350.0 million outstanding in the Company’s senior unsecured notes due May 2030 and $309.0 million outstanding in the Company’s inaugural CLO that closed in September 2025.

The combined weighted average interest rate on debt outstanding was 5.61% for the quarter ended December 31, 2025. As of December, 31, 2025, the Company had $1,381.1 million of availability under its credit facilities and $90.6 million in unrestricted cash and short term, liquid investments. Debt to equity was 1.20x and 1.17x as of December 31, 2025 and September 30, 2025, respectively.

SHARE REPURCHASES

On February 27, 2025, the Board authorized an amended and restated share repurchase program (“2025 Share Repurchase Program”), which had a maximum size of $100.0 million, exclusive of the utilization of prior programs. For the three months ended December 31, 2025, the Company repurchased 534,908 shares at an average price of $17.03 per share.

On February 26, 2026, the Board authorized the Company’s new share repurchase program under which the Company can repurchase up to $100 million in the aggregate of the Company’s common stock, par value $0.001 per share, exclusive of the utilization of prior programs, at prices below the net asset value per share over a 24-month period. This new share repurchase program replaces in its entirety the Company’s 2025 Shares Repurchase Program.

ATM OFFERING

On March 28, 2025, the Company entered into equity distribution agreements pursuant to which the Company may sell shares of the Company’s common stock having an aggregate offering price of up to $300.0 million. For the quarter and year ended December 31, 2025, there were no shares issued through the ATM offering.

JOINT VENTURE

Subsequent to quarter end, the Company launched Capstone Lending LLC, a JV with the JV Partner with a substantially similar investment strategy as the Company. The Company and the JV Partner each agreed to contribute up to $200.0 million and $50.0 million, respectively, to the JV. Following the initial contribution in February 2026, approximately 47% of the Company’s and JV Partner’s respective total capital commitments were called.

OTHER DEVELOPMENTS

On February 26, 2026, the Board declared a regular distribution of $0.45 per share, which is payable on or around April 24, 2026 to shareholders of record as of March 31, 2026.

CONFERENCE CALL INFORMATION

Morgan Stanley Direct Lending Fund will host a conference call on Friday, February 27, 2026 at 10:00 am ET to review its financial results and conduct a question-and-answer session. All interested parties are invited to participate in the live earnings conference call by using the following dial-in numbers or audio webcast link available on the MSDL Investor Relations website:

•	Audio Webcast

•	Conference Call

•	Domestic: 800-330-6710

•	International: +1 213-279-1505

•	Passcode: 8218038

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the MSDL Investor Relations website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or MSDL’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in MSDL’s filings with the U.S. Securities and Exchange Commission. MSDL undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contacts

Investors Sanna Johnson, Head of Investor Relations msdl@morganstanley.com	Media Alyson Barnes 212-762-0514 alyson.barnes@morganstanley.com

Consolidated Statements of Assets and Liabilities (Audited)

(In thousands, except share and per share amounts)

	As of
	December 31, 2025	December 31, 2024
	(Audited)	(Audited)
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,833,800 and $3,813,127)	$3,766,757	$3,791,494
Non-controlled/affiliated investments, at fair value (amortized cost of $5,239 and $0)	4,789	—

Total investments, at fair value (cost of $3,839,039 and $3,813,127)	3,771,546	3,791,494
Cash and cash equivalents (restricted cash of $3,820 and $2,000)	81,434	63,396
Investments in unaffiliated money market fund (cost of $12,976 and $8,976)	12,976	8,976
Deferred financing costs	16,874	16,498
Interest and dividend receivable from non-controlled/non-affiliated investments	26,332	30,554
Interest receivable from non-controlled/affiliated investments	89	—
Receivable for investments sold/repaid	455	470
Prepaid expenses and other assets	10,390	630

Total assets	3,920,096	3,912,018

Liabilities
Debt (net of unamortized debt issuance costs of $10,545 and $6,527)	2,086,672	1,973,479
Payable for investment purchased	—	192
Payable to affiliates (Note 3)	91	29
Dividends payable	43,222	53,229
Management fees payable	9,596	7,042
Income based incentive fees payable	7,281	8,956
Interest payable	20,945	21,205
Accrued expenses and other liabilities	4,200	5,730

Total liabilities	2,172,007	2,069,862

Commitments and contingencies (Note 7)
Net assets
Preferred stock, $0.001 par value (1,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, par value $0.001 (500,000,000 shares authorized; 86,276,305 and 88,511,089 shares issued and outstanding)	86	89
Paid-in capital in excess of par value	1,767,623	1,812,443
Total distributable earnings (loss)	(19,620)	29,624

Total net assets	$1,748,089	$1,842,156

Total liabilities and net assets	$3,920,096	$3,912,018

Net asset value per share	$20.26	$20.81

Consolidated Statements of Operations (Audited)

(In thousands, except share amounts)

	For the Year Ended
	December 31, 2025	December 31, 2024	December 31, 2023
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$371,811	$396,421	$355,530
Payment-in-kind	15,623	10,709	4,276
Dividend income	2,849	2,591	2,124
Other income	6,558	6,354	5,808
From non-controlled/affiliated investments:
Interest income	150	—	—
Payment-in-kind	250	—	—
Dividend income	46	—	—

Total investment income	397,287	416,075	367,738

Expenses:
Interest and other financing expenses	136,132	122,928	112,883
Management fees	38,466	35,415	30,550
Income based incentive fees	35,685	43,467	42,012
Professional fees	8,017	6,718	4,470
Directors’ fees	517	533	345
Administrative service fees	287	216	178
General and other expenses	359	97	633

Total expenses	219,463	209,374	191,071

Management fees waiver (Note 3)	(641)	(9,936)	(22,913)
Incentive fees waiver (Note 3)	(375)	(6,035)	—

Net expenses	218,447	193,403	168,158

Net investment income (loss) before taxes	178,840	222,672	199,580

Excise tax expense	2,814	2,437	1,519

Net investment income (loss) after taxes	176,026	220,235	198,061

Net realized and unrealized gain (loss):
Net realized gain (loss) on non-controlled/non-affiliated investments	(7,480)	(16,480)	118
Foreign currency and other transactions	58	13	—

Net realized gain (loss)	(7,422)	(16,467)	118

Net change in unrealized appreciation (depreciation):
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments	(46,138)	11,904	32,835
Net change in unrealized appreciation (depreciation) on non-controlled/affiliated investments	(450)	—	—
Translation of assets and liabilities in foreign currencies	78	(108)	—

Net unrealized appreciation (depreciation)	(46,510)	11,796	32,835

Net realized and unrealized gain (loss)	(53,932)	(4,671)	32,953

Net increase (decrease) in net assets resulting from operations	$122,094	$215,564	$231,014

Earnings per share (basic and diluted)	$1.40	$2.43	$3.11
Weighted average shares outstanding	87,270,081	88,649,149	74,239,743